QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 99.2

RESOURCE BANCSHARES MORTGAGE GROUP, INC.
PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned shareholder(s) of Resource Bancshares Mortgage Group, Inc., a Delaware corporation (the "Company"), hereby appoints            and             , and each of them, with full power to act alone, the true and lawful attorneys-in-fact and proxies of the undersigned, with full powers of substitution, and hereby authorize(s) them and each of them, to represent the undersigned and to vote all shares of common stock of the Company that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company to be held on         at         , local time, at 9710 Two Notch Road, Columbia, South Carolina, and any and all adjournments and postponements thereof, with all powers the undersigned would posses if personally present, on the following proposal and any other matters coming before said meeting.

The Board of Directors recommends a vote "FOR" proposal 1.

1.
Approval and adoption of the merger agreement among the Company, NetBank, Inc. and Palmetto Acquisition Corp., as more fully described in the enclosed joint proxy statement/prospectus.

                   / / FOR                    / / AGAINST                   / / ABSTAIN

2.
To transact any other business as may be properly be brought before the Special Meeting.

(Continued on reverse side)

   This proxy will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy will be voted "FOR" proposal 1 and in the discretion of the proxies on such other matters as may properly come before the Special Meeting or any adjournments or postponements thereof to the extent permitted under applicable law.

   Receipt of the Notice of Special Meeting of Shareholders and accompanying joint proxy statement/prospectus is hereby acknowledged.

   NOTE: Please sign exactly as your name appears on this proxy. Joint owners should each sign personally. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate proxies should be signed by an authorized officer.

Signature(s) Date

QuickLinks

EXHIBIT 99.2 RESOURCE BANCSHARES MORTGAGE GROUP, INC. PROXY FOR SPECIAL MEETING OF SHAREHOLDERS